Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-12513, Registration Statement No. 33-53968, Registration Statement No. 33-49785, Registration Statement No. 33-49849, Registration Statement No. 33-51071, Registration Statement No. 333-10797, Registration Statement No. 333-13115, Registration Statement No. 333-16563, Registration Statement No. 333-88225, Registration Statement No. 333-88709, Registration Statement No. 333-57958, Registration Statement No. 333-61856, Registration Statement No. 333-42768, Registration Statement No. 333-106707, Registration Statement No. 333-106708, Registration Statement No. 333-105714, Registration Statement No. 333-105715, and Registration Statement No. 333-116003 on Forms S-8 and Registration No. 333-88666, Amendment No. 1 to Registration Statement No. 333-88666, and Registration Statement No. 333-111185 on Forms S-3 of our reports dated February 17, 2006, relating to the consolidated financial statements and consolidated financial statement schedule of Union Pacific Corporation and Subsidiary Companies (which report expressed an unqualified opinion and included an explanatory paragraph relating to the change in method of accounting for asset retirement obligations in 2003) and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Union Pacific Corporation and Subsidiary Companies for the year ended December 31, 2005.

Omaha, Nebraska

February 22, 2006